Exhibit 99.1

Chaparral Steel Company Reports Record Earnings

          MIDLOTHIAN, Texas, Sept. 19 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) today reported record net income for its first quarter ended August 31, 2006 of $59.1 million ($1.23 per diluted share, after giving effect to a two for one common stock split distributed to stockholders September 1, 2006 in the form of a stock dividend).  This represents an increase of $41.3 million compared to net income of $17.8 million ($0.39 per diluted share) for its first quarter of fiscal 2006 and is $2.9 million better than the previous record of $56.1 million ($1.16 per diluted share) set in the last quarter of fiscal 2006.  Record operating profit of $96.7 million increased 176% compared to the first quarter of fiscal 2006 and exceeded the previous record set last quarter by $2.0 million.

          “This is our sixth consecutive quarter of earnings growth and we expect to continue similarly strong results as both domestic and international markets remain solid for structural products,” stated Tommy A. Valenta, President and Chief Executive Officer.  “Domestic prices for structural products remain competitive with global prices and based on global demand we should continue to maintain healthy margins.”

          Shipments of 567,000 tons were 6% less than the comparable first quarter and sequential fourth quarter of fiscal year 2006 due to reduced levels of inventory available for sale.  Average selling prices for the quarter of $656 per ton increased over 27% and 7.5% from the first quarter and fourth quarter of last fiscal year, respectively.  Metal margins of $454 for the quarter were 23% and 7.5% higher compared to the first and fourth quarters of last fiscal year, respectively.  Selling prices continue to parallel scrap prices.  Energy costs were down 19% from the first quarter of fiscal 2006 as a result of a decrease in natural gas prices; however, energy costs were up almost 4% compared to the fourth quarter of fiscal 2006 due to seasonally higher power costs at the Texas facility.  For the quarter the Company had a $1.0 million LIFO charge compared to a credit of $2.9 million and $5.0 million for the first and fourth quarters of last fiscal year, respectively.

          The Company ended the quarter with $290 million of cash, cash equivalents and short-term investments.

          Based on current market conditions, net income for the second quarter should be in-line with, to slightly better than, the first quarter and the Company remains optimistic for the remainder of the year.  The Company believes that end user demand for its products will remain strong and shipments will primarily be a function of production.  Metal margins should remain strong as our products are competitively priced to imports and scrap prices remain relatively stable.

          The Company’s First Quarter Earnings Teleconference will be held tomorrow, September 20, 2006 at 10:00 a.m. Central Time.  A real-time webcast of the conference is available by logging on to Chaparral’s website at www.chapusa.com .

          Certain Statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, changes in the costs of raw materials, fuel and energy, the impact of environmental laws, unexpected equipment failures, the effect of foreign currency valuations and regulatory and statutory changes, which are more fully described in the Company’s Annual Report on Form 10-K filed with the SEC.

          Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America.  The Company is also a significant supplier of steel bar products.  In addition, Chaparral is a leading North American recycling company.  Additional information may be found at http://www.chapusa.com .

          For further information contact Cary D. Baetz at 972-779-1032 or Terresa Van Horn at 972-779-1033.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended August 31,

	2006	2005

Net sales	$410,649	$338,405
Costs and expenses (income):
Cost of products sold	306,768	297,194
Selling, general and administrative	10,659	7,439
Interest	8,046	8,164
Other income, net	(3,487)	(1,302)

	321,986	311,495

Income before income taxes	88,663	26,910
Income taxes	29,576	9,159

Net income	$59,087	$17,751

Earnings per share:
Basic	$1.28	$.39

Diluted	$1.23	$.39

Average shares outstanding:
Basic	46,190	45,608

Diluted	48,175	46,087

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three months ended

	August 31,		May 31,

	2006	2005	2006

Operating Results (in 000’s)
Net Sales	410,649	338,405	405,545
Operating Profit	96,709	35,074	94,745
Shipments (in 000’s)
Structural Mills	478	493	505
Bar Mill	89	110	102

Total	567	603	607

Price (per ton excluding delivery fees)
Structural Mills	656	507	614
Bar Mill	655	553	593

Combined	656	515	610

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	August 31, 2006	May 31, 2006

Assets
Current assets:
Cash and cash equivalents	$51,717	$42,583
Short-term investments	238,250	164,000
Accounts receivable - net	155,679	159,721
Inventories	184,341	159,803
Prepaid expenses	6,441	7,465

Total current assets	636,428	533,572

Other assets:
Goodwill	85,166	85,166
Investments and deferred charges	16,988	16,807

	102,154	101,973

Property, plant and equipment:
Land and land improvements	96,926	96,926
Buildings	56,075	55,570
Machinery and equipment	1,034,139	1,032,697
Construction in progress	30,831	28,867

	1,217,971	1,214,060
Less depreciation	632,274	620,083

	585,697	593,977

	$1,324,279	$1,229,522

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$69,677	$49,979
Accrued wages, taxes and other liabilities	69,313	55,392

Total current liabilities	138,990	105,371

Deferred income taxes and other credits	150,943	155,645
Long-term debt	300,000	300,000
Stockholders’ equity:
Common stock, $0.01 par value	463	462
Additional paid-in capital	714,325	707,573
Retained earnings (deficit)	19,558	(39,529)

Total stockholders’ equity	734,346	668,506

	$1,324,279	$1,229,522

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended August 31,

	2006	2005

Operating activities:
Net income	$59,087	$17,751
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,212	12,513
Deferred income taxes	(2,189)	713
Stock-based compensation	831	—
Other - net	331	254
Changes in operating assets and liabilities
Accounts receivable-net	4,042	(15,908)
Inventories	(24,538)	60,310
Prepaid expenses	986	1,634
Accounts payable	19,698	(20,770)
Accrued wages, taxes and other liabilities	14,974	14,137
Other credits	(2,395)	204
Receivable from or payable to TXI	—	(7,948)

Net cash provided by operating activities	83,039	62,890

Investing activities:
Capital expenditures	(3,959)	(4,669)
Purchases of short-term investments	(2,841,710)	—
Sales of short-term investments	2,767,460	—
Other - net	(485)	(438)

Net cash used by investing activities	(78,694)	(5,107)

Financing activities:
Long-term borrowings	—	350,000
Debt retirements	—	(50,000)
Debt issuance costs	—	(9,241)
Dividend paid to Texas Industries, Inc.	—	(341,139)
Issuance of common stock	548	—
Excess tax benefits from stock-based compensation	4,241	—

Net cash provided (used) by financing activities	4,789	(50,380)

Increase in cash and cash equivalents	9,134	7,403
Cash and cash equivalents at beginning of period	42,583	9,287

Cash and cash equivalents at end of period	$51,717	$16,690

SOURCE  Chaparral Steel Company
          -0-                                                            09/19/2006
          /CONTACT:  Cary D. Baetz, +1-972-779-1032, or fax, +1-972-779-1951, or cbaetz@chapusa.com , or Terresa Van Horn, +1-972-779-1033, both of Chaparral Steel Company/
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